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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Beverly
Enterprises, Inc. for the registration of $1,000,000 shares of its common stock and to the incorporation by reference therein of our report dated February 4, 1994, with respect to the consolidated financial statements and schedules of Beverly Enterprises, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.

                                            ERNST & YOUNG

Little Rock, Arkansas
April 1, 1994